UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

----------------

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

iShares Trust
-------------
(Exact name of registrant as specified in its charter)

State of Delaware --------------------------------------------- (State of incorporation or organization)	See Below ----------------------- (I.R.S. Employer Identification No.)
c/o Investors Bank and Trust Company 200 Clarendon Street, Boston, MA --------------------------------------------- (Address of principal executive offices)	02116 ----------------------- (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Exchange	I.R.S. Employer Identification Number
iShares S&P Global Consumer Discretionary Sector Index Fund	New York Stock Exchange	94-3407641
iShares S&P Global Consumer Staples Sector Index Fund	New York Stock Exchange	94-3407642
iShares S&P Global Industrials Sector Index Fund	New York Stock Exchange	94-3407648
iShares S&P Global Utilities Sector Index Fund	New York Stock Exchange	94-3407651
iShares S&P Global Materials Sector Index Fund	New York Stock Exchange	94-3407650

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box.     [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box.    [ ]

Securities Act registration statement file number to which this form
relates:        333-92935

Securities to be registered pursuant to Section 12(g) of the Exchange Act:  None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered:

Reference is made to Post-Effective Amendment No. 44 to the Registrant’s Registration Statement on Form N-1A filed with the Securities and Exchange Commission (“SEC”) on May 17, 2006 pursuant to paragraph (a)(2) of Rule 485 under the Securities Act of 1933 (the “1933 Act”); and to Post-Effective Amendment Nos. 49 and 51 to the Registrant’s Registration Statement on Form N-1A filed with the SEC, respectively, on August 1, 2006 and September 1, 2006, pursuant to paragraph (b)(1)(iii) of Rule 485 under the 1933 Act (Securities Act file number 333-92935 and Investment Company Act file number 811-09729). Any forms of supplement to the Registration Statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits

1. Registrant's Agreement and Declaration of Trust, incorporated herein by reference to Exhibit (a) to the Registrant's Post-Effective Amendment No. 2 to the Registrant’s registration statement on Form N-1A dated May 12, 2000 (Securities Act file number 333-92935 and Investment Company Act file number 811-09729).

2. Registrant’s Amended and Restated By-Laws, incorporated herein by reference to Exhibit (b) to the Registrant's Post-Effective Amendment No. 38 to the Registrant’s

registration statement on Form N-1A dated June 29, 2005 (Securities Act file number. 333-92935 and Investment Company Act file number 811-09729).

3. Form of Global Certificate for the Registrant's securities being registered hereunder, incorporated herein by reference to Exhibit 3 to the Registrant's registration of securities pursuant to Section 12(b) on Form 8-A, dated May 18, 2000 (Securities Exchange Act file number 001-15897), which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Date: September 6, 2006	iSHARES TRUST By: /s/ Peter W. Kronberg --------------------------- Peter W. Kronberg Assistant Secretary